RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT, dated March 28, 2019 (“Restructuring Agreement”), is made among Generex Biotechnology Corporation (the “Company” or “Generex”), NuGenerex Distribution Solutions 2, LLC, (the “Borrower”), Veneto Holdings, L.L.C. (“Veneto”) and the members of Veneto identified on Schedule 1 – Payout Breakout hereto (each a “Member” or “Issuee” and, collectively, the “Members” or “Issuees”).

WHEREAS, Veneto and NuGenerex Distribution Solutions, LLC (“Borrower”), and Generex Biotechnology Corporation (the “Company” or “Generex”), previously entered into that certain Asset Purchase Agreement, dated October 3, 2018 (“APA”), and further amended on November 1, 2018, and January 15, 2019.

WHEREAS, Borrower has issued to Veneto a Promissory Note dated November 1, 2018 which was originally due January 15, 2019 (the “Promissory Note”) in the principal amount of $35,000,000, and is hereby being amended to be compensated in the common voting shares of Generex, payable under the terms and conditions contained herein;

WHEREAS, the Parties agree to satisfy all of the obligations of Generex, NuGenerex, and Joseph Moscato stemming from the APA and Amended APA by the issuance of 8,400,000 shares of Generex common voting shares and 5,500,000 common voting shares of Antigen Express to Veneto and its Members;

WHEREAS, Generex is in the process of setting up a trust, which it anticipates shall have a sufficient number of fully registered, and fully paid up freely tradable shares of Generex to satisfy the obligations hereunder on or about April 22, 2019; WHEREAS, if the Shares from the contemplated trust cannot be issued in the time frame discussed above, April 22, 2019, then Generex will issue shares out of Treasury in lieu of the afore-contemplated trust shares, and make best efforts to cancel a reciprocal amount of trust shares;

WHEREAS, the following Schedules are hereby incorporated by reference herein: Schedule 1 – Payout Breakout

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Parties agree as follows:

1

ARTICLE I

1. Resolution of Conflict of Terms. To the terms hereof conflict with the APA, the Promissory Note, or any agreement entered into between the Parties to this Restructuring Agreement, the terms hereof shall supersede.

2. BBVA/Compass Bank. Any provisions contained in the original APA regarding the obligation to satisfy Compass Bank (BBVA) shall survive and supersede this agreement.

ARTICLE II

GRANT OF SHARES

3. Grant of Generex Shares. Generex hereby grants to Veneto, and its Members, (jointly, the “Issuees”) listed inter alia, 8,400,000 shares of Generex. Such shares shall be distributed on or before April 22, 2019 (“Maturity Date”) from the contemplated trust as discussed in the recitals. If Generex cannot cause 8,400,000 shares to be issued on or before the Maturity Date to be distributed from the contemplated trust, Generex will cause the issuance of 8,400,000 common voting shares of Generex from Treasury on the Maturity Date at the close of business by transmitting to Generex’s transfer agent a corporate or board resolution issuing the aforementioned shares.

4. Grant of Antigen Shares. On or about February 25, 2019 Generex caused a dividend distribution of Antigen Express. The Record Date of the dividend was after the contractual obligation and shares were to have been distributed to Veneto and the Issuees prior to February 25, 2019. Therefore, Generex will cause the issuance of 5,500,000 shares of Antigen Express to the Issuees, as the shares were owed to the Issuees prior to the dividend distribution of Antigen contractually, but never issued or delivered.

5. Delivery of Shares. Generex hereby undertakes to cause actual delivery of the shares contemplated herein, either via physical delivery of a certificate of electronic transfer of shares. Generex hereby warrants it will not cause frustration of it’s delivery obligations hereunder, on or before the Maturity Date.

6. Leak Out. Each Issuee hereto hereby warrants and represents that after the removal of the restrictive legend, if any, of any Shares issued pursuant to this Restructuring Agreement, no Issuee will sell no more than 10% of the daily average volume of Generex shares per trading day, or 10% of average weekly volume. Generex shall have the right, but not obligation, to demand trade confirmations or runs from each and every Issuee, on the aggregate or spot basis to confirm the adherence hereto at any reasonable time, reasonable period, and reasonable frequency, and may do so on a periodic basis without waiver of any rights hereunder. The Parties hereby stipulate that failure to adhere to this provision will result in monetary damages payable to Generex for any over-sell, or specific performance of buy-in, or combination thereof, at the Option of Generex. No Issuee shall be liable for any other Issuee’s breach of this or any provision of this Restructuring Agreement. The trading volume limitations set forth in this paragrap shall not apply (i) in the event Generex’s common shares become listed on any national stock exchange, (2) in the event the average daily trading volume of Generex common stock exceeds 2,000,000 shares for a period of 30 consecutive trading days.

2

6.1. Block Trade Exception. A block trade accomplished off market and/or where said trade does not negatively affect the stock price of Generex by more than 10%, and is not at an effective at per share price lower than the VWAP of the preceding 10 trading days shall be permitted only if:

6.1.1. The transferee notifies Generex within 3 business days prior to transfer;

6.1.2. The transferee affirmatively informs and obligates the transferor to adhere to the leak out provision contained above in writing;

6.1.3. The transferee agrees to make their shares available for inspection as above;

6.1.4. All rights to any downside protection are waived upon a Block Trade, only applicable to the Issuee who was the transferee.

7. Separate Accounts. Each Issuee shall hold any distribution or issuance in a separate brokerage account, for ease of sale audits and retention of privacy rights. Each separate account shall be a cash account where no hypothecation shall be allowed, and each Issuee shall cause their respective account to have such prohibitions so as to safeguard against hypothecation. Furthermore, no Issuee shall short sell their respective positions in Generex, and each and every Issuee shall not suffer any front-running of their positions by their respective Brokers. Any Issuee that shall not adhere to this provision hereby waives their Downside Protection.

8. Definition of Issuees. The specific amounts issued to Issuees shall be the pro rata breakout as listed in the previous January 15, 2019 agreement and listed herein as Schedule 1. which shall be incorporated herein by reference.

9. Purchaser’s Representative. If any Issuee is not an Accredited Investor, Kevin Kuykendall shall act as that Issuee’s purchaser’s representative.

10. Piggy-Back Registration Rights. Generex hereby grants the right to have any Generex common voting shares issued under this Grant, specifically not including any securities contemplated in the Downside Protection, the right of inclusion in any Registration statement filed with the Securities and Exchange Commission (“Registration”), if any. All shares contemplated herein to be included in any contemplated Registration shall be parri passu.

3

ARTICLE III

GRANT OF DOWNSIDE PROTECTION

11. Generex shall grant to the Issuees downside protection as further consideration for the downward modification of the purchase price of the January 15, 2019 agreement, and to doubly ensure the realized value of the instant agreement. The downward protection shall be a grant of such further shares as to ensure the Issuees receive a realized value of $2.50 per Generex common share. This downside protection shall not apply to Antigen shares.

12. Generex shall cause to be delivered to the Issuees Compensatory common voting shares as to be derived as follows:

13. Option Proper. On the Pay Date of June 15, 2020 (“Pay Date”) the Issuees will receive the Strike Price of $2.50 per share of Generex (“Strike Price”) times the shares issued (8,400,000) minus the Sale Price of the proceeds of sale (“Sale Price”) times the number of shares sold (“Shares Sold”) divided by the Spot Price of the price of the common voting shares of Generex on the Pay Date (“Spot Price”) to determine the number of Compensatory Shares issued to the respective Issuee. (“Compensatory Shares”) Any sale above the Strike Price shall be discarded. Each Issuee shall receive individualized allocations, and no Compensatory Shares shall be aggregated, assigned, traded, or otherwise transferred.

13.1. Floor on the Option. The Sale Price shall, for calculation under this agreement, shall be no less than $1.50 per share. Any actual proceeds of sale that are less then $1.50 per shares shall be calculated at $1.50 regardless of the actual proceeds of sale. As such, the Issuees shall have downside protection from $2.50 to $1.50.

14. Value sold. Each Issuee shall have the affirmative obligation to send such records of sale from the Maturity Date to the Pay Date to Generex on or before 10 business days after the Pay Date (“Submission Date”). Generex will then calculate the Compensatory Shares due under the aforementioned calculation within 10 business days after the Submission Date (“Calculation Date”) and then submit the Compensatory Shares for issuance within 3 business days after the Calculation Date. (“Transmittal Date”). Any Issuee that does not submit their records of sale by the Submission Date, without written permission from Generex, hereby forfeits their right to Compensatory Shares.

15. Voiding of Downside Protection. No Compensatory Shares shall be owed if:

15.1. the VWAP of Generex shares in any period of 90 consecutive trading days is over $5 per share; or

15.2. Any Issuee shall be found to have violated the 10% daily volume restriction contained in the leak-out; or

15.3. Any Issuee found to have violated or circumvented the terms and conditions contained herein.

16. Fractional Shares. No fractional shares shall be issued. Any fractional shares shall be rounded down, and all final calculations for fractional shares shall be aggregate per Issuee.

4

17. Eligibility. This Restructuring Agreement only applies to shares sold on a registered exchange (“Open Market”) that originated from the Agreement. Any other shares Issuees may acquire, via private transactions or in the open market or otherwise, are not eligible under this Agreement.

18. Restriction on Compensatory Shares, if any. The Compensatory Shares shall be, for Rule 144 purposes, issued as restricted share subject to the applicable holding period from the creation of this Option.

18.1. Generex has the option to assign the duty to deliver the Compensatory shares to a third party, but shall retain all liability for failure to perform said obligation hereunder. Any delivery of such shares shall be subject to the applicable holding period they may be under, if any.

19. Payment of Compensatory Shares. All Compensatory shares shall be issued to directly to the Issuees, as defined in the Restructuring Agreement. Delivery of Compensatory Shares shall be no more than 3 days after the Pay Date and shall not depend on any submission, request or demand by any Member.

20. Veneto and Member purchaser representative. For purposes of this Restructuring Agreement, Kevin Kuykendall shall be the designated purchaser’s representative for any Member who is not an Accredited Investor.

21. Dilution Effect. No dilutive effect shall be given to any issuance, if any, unless the aggregate effect on dilution shall be material. A material dilution shall be an aggregate issuance exceeding 3% of the outstanding common voting shares of Generex, for the purposes of this Restructuring Agreement.

22. No Circumventions. The Parties hereto hereby agree that they will adhere to the spirit of the terms and conditions contained, which shall be the overriding principal hereof, and shall not cause any third party, employee, affiliate, or other person to do such acts in their stead to benefit the Parties if they would not be able to do so under the terms and conditions of this Restructuring Agreement.

23. One and Done. These Compensatory Shares shall be a one-time compensation and no further obligation(s) should be read or construed herein.

24. No Implied or Stated Duties. This Restructuring Agreement shall neither create nor imply any representations, warranties, obligations or duties on the part of any Member or Veneto whatsoever that is not set forth in a separate agreement, and no action shall be commenced against same under this Agreement by any other Party hereto for failure to adhere to any duty or obligation.

25. Waiver of Downside Protection. If any new material negative information becomes public that has not been formally disclosed during the due diligence between the parties in preparation for the APA, concerning the criminal culpability arising from, pertaining to, or otherwise concerning, the operations of Veneto, prior to 1 November 2018, including alleged continuing wrong from prior to 1 November 2018 past that date, the Downside Protection contained herein shall be null and void ab initio.

5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce Veneto and the Members to enter into this Restructuring and Release Agreement, the Company hereby represents and warrants to Veneto and the Members that as of the date hereof:

26. Organization and Good Standing. The Company is duly organized and existing in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

27. Authorization. The execution, delivery and performance by the Company of this Voidable Restructuring Agreement, and the issuance by the Company of the Generex Shares, Antigen Express Shares and LTIP Shares hereunder, (a) is within the Company’s corporate power and authority, (b) has been duly authorized by all necessary corporate proceedings, (c) does not conflict with or result in any breach of any provision of the Charter or Bylaws of the Company or any agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or the creation of any Lien upon any of the property, and (d) does not require any filing, consent or approval pursuant to the Charter or Bylaws of the Company or any law or regulation (including, without limitation, any applicable environmental restrictive transfer law or regulation) or order, judgment, writ, injunction, license, permit, agreement or instrument, and does not breach or is in contravention to any other existing agreement to which Generex or Antigen Express are parties with any third party.

28. Enforceability. The execution and delivery by the Company of this Agreement, and the issuance of the Generex Shares, Antigen Express Shares, and LTIP Shares hereunder, will result in legally binding obligations of the Company, enforceable against the Company in accordance with the terms and provisions hereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

29. Generex, Antigen, and LTIP Shares. The Generex, Antigen, and LTIP Shares, when delivered to the Veneto Members (and Veneto in the case of the LTIP Shares) in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid, and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens.

6

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

As a material inducement for the Company to enter into this Restructuring Agreement and consummate the transactions contemplated hereby, each Member hereby represents, warrants and acknowledges to the Company on the date hereof as follows:

30. Consent. Each Member, in his capacity as a member of Veneto, hereby consents to the transactions set forth in this Agreement

31. Enforceability. The execution and delivery by the Member of this Agreement will result in legally binding obligations of the Member, enforceable by and against such Member in accordance with the terms and provisions hereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

32. Title to Promissory Note. Veneto is the sole record and beneficial owner of the Promissory Note, free and clear of any Liens, however, the Members shall have a direct right to claim their shares upon completion of this transaction.

33. Reliance. Veneto and each Member has relied on publicly available information in making its decisions regarding acceptance of the Generex Stock acknowledges, and agrees and confirms that (i) except as set forth this Agreement, neither Generex nor any of its Affiliates, representatives or agents makes, or has made or given, any oral or written representations, warranties, certifications or opinions of any kind, express or implied, with respect to (A) Generex, any of its Affiliates or any of its or their business, financial condition, risks or prospects, (B) the Generex or Antigen Shares or (C) any other matters relating to the Generex, its Affiliates, or the Generex Shares, (ii) in making its decision to accept the Exchange Shares, it has relied solely on (A) its own independent review, investigation and analysis of the business, financial condition, risks and prospects of the Company and its Affiliates and (B) the representations and warranties of the Company set forth in Article III of this Agreement and publicly available information, including Generex’s filings with the Commission.

7

ARTICLE VI

CERTAIN COVENANTS

34. Confidential Information. Any and all confidential or proprietary information disclosed or made available by the Generex to each Member in connection with or as a result of the negotiations leading to the execution of this Restructuring Agreement, or in furtherance thereof, shall remain confidential and the property of the Generex and shall not be disclosed by such Member and its employees, advisors, and agents, except to the extent that such Party must disclose such information to comply with applicable law. Each Member agrees not to divulge or disclose or use for its benefit or purposes any information with respect to the Company unless such information has already become public.

35. Further Assurances. Each Party hereto will cooperate with the other Parties hereto and execute such further instruments and documents as any Party shall reasonably request to carry out the transactions contemplated by this Agreement.

[intentionally left blank]

36. Waivers; Amendments. No failure or delay by any Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Restructuring Agreement or consent to any departure by any Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No provision of this Restructuring Agreement may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by all of the Parties.

37. Successors and Assigns. Neither this Restructuring Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void, except as provided in the Block Trade exception. Subject to the preceding sentence, this Restructuring Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Nothing in this Restructuring Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Parties) any legal or equitable right, remedy or claim under or by reason of this Restructuring Agreement.

8

38. Survival. All covenants, agreements, representations and warranties made by the Parties herein and in the other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Restructuring Agreement and the Closing.

39. Counterparts; Integration. This Restructuring Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Restructuring Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Restructuring Agreement. This Restructuring Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

40. Severability. Any provision of this Restructuring Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

41. Governing Law; Jurisdiction. THIS RESTRUCTURING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

42. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Restructuring Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Restructuring Agreement and to enforce specifically the terms and provisions of this Restructuring Agreement in the Court of Chancery of the State of Delaware or, if said Court of Chancery shall lack subject matter jurisdiction, any Federal court of the United States of America located in the Eastern District of New York this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Restructuring Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 20, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9

43. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RESTRUCTURING AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

44. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Restructuring Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Restructuring Agreement.

45. Construction. The Parties have participated jointly in the negotiation and drafting of this Restructuring Agreement. In the event of ambiguity or question of intent or interpretation arises, this Restructuring Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Restructuring Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

46. No Circumventions. The Parties hereto hereby agree that they will adhere to the spirit of the terms and conditions contained, which shall be the overriding principal hereof, and shall not cause any third party, employee, affiliate, or other person to do such acts in their stead to benefit the Parties if they would not be able to do so under the terms and conditions of this Restructuring Agreement.

10

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Restructuring Agreement to be duly executed and delivered as of the date and year first above written.

GENEREX BIOTECHNOLOGY CORPORATION

By: /s/ Joseph Moscato
Name: Joseph Moscato
Title: President and Chief Executive Officer

NUGENEREX DISTRIBUTION SOLUTIONS 2, LLC

By: /s/ Joseph Moscato
Name: Joseph Moscato
Title: President and Chief Executive Officer

VENETO HOLDINGS, L.L.C.

By: /s/ Kevin Kuykendall
Name: Kevin Kuykendall
Title: Chairman

MEMBERS

/s/ Kevin Kuykendall
K&S Biotherapeutics, LLC

/s/ Moky Cheung
Radix Resources, LLC

/s/ Kyle Kuykendall
WHSH, LLC

/s/ Trenton Moody
Performance Biomedical, LLC

/s/ Mark Schneider
MCS Interests, LP

/s/ Michael Schneider
Shemiyah Holdings, LP

/s/ Kevin Kuykendall
Hippocrates Holdings, LLC

11

Schedule 1 - Payout Breakout

Purchase Price		$21,000,000
		8,400,000	$2.50		5,500,000
Members	% Ownership	GNBT Shares	Dollars	% Owndership pre-LTIC	Antigen Express Shares
MCS Interests, LP	23.534%	1,976,856.00	$4,942,140.00	25.40%	1,397,000
Shemiyah Holdings, LP	23.534%	1,976,856.00	$4,942,140.00	25.40%	1,397,000
Performance Biomedical, LLC	15.992%	1,343,328.00	$3,58,320.00	17.26%	949,300
Radix Resources, LLC	2.020%	169,680.00	$424,200.00	2.02%	111,100
K&S Biotherapeutics, LLC	29.660%	2,491,440.00	$6,228,600.00	29.66%	1,631,300
WHSH, LLC	0.260%	21,840.00	$54,600.00	0.26%	14,300
LTIC	5.00%	420,000.00	$1,050,000.00
TOTAL	100.00%	8,400,000.00	$21,000,000.00	100.00%	5,500,000

12